EXHIBIT 99.1
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                                               Contact:  Robert A. Lerman
                                                             860-683-2005
NEWS   RELEASE                                               OTCBB:  TDYT
                                                           April 25, 2006
                                                    For immediate release


                          Turbotec Products Subsidiary

                      Achieves ISO 9001:2000 Certification


WINDSOR, CT - Tuesday, April 25, 2006, TDYT:OTCBB

Thermodynetics' subsidiary, Turbotec Products, Inc., a manufacturer of tube in tube heat exchangers and enhanced surface tubing (TRU-TWIST (TM)) is pleased to announce that it has been certified as meeting ISO 9001:2000 requirements and is now ISO 9001:2000 registered.

Sunil Raina, Vice President and General Manager, said "Turbotec's heat exchangers and tubing have always been built with the highest quality standards for over 25 years. With our ISO 9001:2000 registration we have clearly demonstrated our commitment to quality and service to our valued customers."

Floyd Lewis, Director of Sales and Marketing, said "as we celebrate our success in achieving ISO 9001:2000 certification, we would like to thank our business partners and customers, but most of all our employees who are our strongest asset, for making it possible.

Robert Lerman, President and CEO of Thermodynetics, said "I am very pleased with the accomplishments of the Turbotec team. ISO 9001:2000 is a badge we wear proudly and one that demonstrates the products and services we offer are world class. In the 34 years since our founding, the staff we have developed and present to our customers and suppliers is a solid group of dedicated employees who are ready to provide new clients with the same level of commitment and dedication. Turbotec is well positioned for growth and ISO 9001:2000 is an important step to increase our market share as we expand into new arenas. We have also initiated Lean Manufacturing and Six Sigma processes in our production operations, are expanding their reach through our facility which have allowed us to absorb increased operating costs while providing our shareholders with a solid investment".


ABOUT THERMODYNETICS, INC. AND TURBOTEC PRODUCTS, INC. (" TURBOTEC")

Turbotec is a subsidiary of Thermodynetics. Turbotec is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. Turbotec markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration,

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automotive,   biomedical,  plumbing,  appliance,  water  heating  and  aerospace industries.

      Turbotec's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.


FORWARD LOOKING STATEMENTS

      This report contains certain forward-looking statements regarding Thermodynetics and Turbotec, their business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the company's actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the ability to successfully and timely develop and finance new projects, the impact of competition on revenues, changes in unit prices, and supply and demand for the product lines in the markets served.

      When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Thermodynetics and Turbotec undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the company's business.